UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): February 16, 2007

                                -----------------

                           Ibis Technology Corporation
             (Exact name of Registrant as Specified in its Charter)

          Massachusetts              000-26824              04-2987600
  (State or other jurisdiction      (Commission          (I.R.S. Employer
        of incorporation)           File Number)        Identification No.)

                              32 Cherry Hill Drive
                          Danvers, Massachusetts 01923
                    (Address of Principal Executive Offices)

                                 (978) 777-4247
              (Registrant's telephone number, including area code)

                  --------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01. Entry into a Material Definitive Agreement

     Item 3.02 is incorporated by reference herein.


Item 3.02. Unregistered Sales of Equity Securities

     On February 16, 2007, Ibis Technology Corporation., a Massachusetts corporation (the "Company") entered into a Purchase Agreement (the "Purchase Agreement") pursuant to which the Company plans to sell unregistered shares of its common stock, par value $0.08 per share ("Common Stock"), and warrants ("Warrants") exercisable for Common Stock to the investors identified in the Purchase Agreement (the "Investors") for an aggregate purchase price of $5.0 million. In connection with the transaction, the Company also entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the Investors. The Company will pay a placement fee to a placement agent, which includes a cash fee equal to 5% of the Company's gross proceeds and warrants exercisable for Common Stock with a dollar value equal to 5% of the Company's gross proceeds. All of the securities will be sold in a private placement pursuant to Regulation D of the Securities Act of 1933, as amended (the "Act"), solely to accredited investors, as defined in Rule 501 of the Act. The Company issued a press release on February 20, 2007, attached hereto as Exhibit 99.1 and incorporated herein by reference, regarding the transaction described in this report. Set forth below is a brief description of the terms and conditions of the Purchase Agreement, the Registration Rights Agreement and the Warrants, which description is qualified in its entirety by reference to the full text of the underlying documents which have been filed as exhibits hereto.

     Purchase Agreement. Pursuant to the Purchase Agreement, the Company agreed to sell approximately 1.4 million shares of Common Stock and Warrants exercisable for up to approximately 1.05 million additional shares of Common Stock for aggregate gross cash proceeds of approximately $2.2 million at an initial closing , which occurred on February 20, 2007 (the "Initial Closing"). In addition, subject to stockholder approval, the Company agreed to sell approximately 2.0 million additional shares of Common Stock and Warrants exercisable for up to approximately 1.5 million additional shares of Common Stock for aggregate gross cash proceeds of approximately $3.1 million at a second closing expected to occur after the Company's annual stockholder meeting is expected to be held on May 10, 2007. The Common Stock sold pursuant to the Purchase Agreement (the "Shares"), the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") will be restricted securities as that term is defined in the Act.

     Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company agreed to file with the Securities and Exchange Commission a registration statement covering resales of the Shares and Warrant Shares. The fees and expenses of such registration will be borne by the Company. The Registration Rights Agreement includes customary indemnification provisions.

     Warrants. The Warrant issued to each Investor is exercisable for up to 75% of the number of shares of Common Stock purchased by such Investor pursuant to the Purchase Agreement at an exercise price of $1.50 per share. The exercise price and number of shares issuable upon exercise of the Warrants are subject to adjustment in the event of stock dividends, stock splits, dilutive issuances and other similar events. The Warrants have a term of five years, are be fully exercisable from the date of issuance, and may be exercised on a cashless basis under specified conditions.


Item 9.01. Financial Statements and Exhibits

   (d) Exhibits.

           Exhibit No.         Description
           -----------         -----------
               4.1             Purchase Agreement
               4.2             Registration Rights Agreement
               4.3             Form of Warrant to Purchase Common Stock
              99.1             Press Release dated February 20, 2007


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2007                      IBIS TECHNOLOGY CORPORATION

                                             By: /s/ William J. Schmidt
                                             --------------------------
                                             Name:  William J. Schmidt
                                             Title:  Chief Financial Officer

           Exhibit No.         Description
           -----------         -----------
               4.1             Purchase Agreement
               4.2             Registration Rights Agreement
               4.3             Form of Warrant to Purchase Common Stock
              99.1             Press Release dated February 20, 2007